Larry O'Donnell, CPA, P.C.
Telephone (303) 745-4545	2228 South Fraser Street
Fax (303) 369-9384	Unit I
Email larryodonnellcpa@comcast.net	Aurora, Colorado 80014
www.larryodonnellcpa.com

October 8, 2010

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

RE:	Mountain Renewables, Inc.

Ladies and Gentlemen:

I have read the statements made by Mountain Renewables, Inc. in Item 4.01 of the accompanying Form 8-K, which is being filed with the Securities and Exchange Commission.  I agree with the statements contained therein concerning the firm.

Very truly yours,

/s/ Larry O’Donnell, CPA, P.C.
Larry O’Donnell, CPA, P.C.